UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

DIGITAL YEARBOOK, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-146476	98-0546715
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 W. Sahara Ave., Suite 800
Las Vegas, Nevada	89102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 485-8882

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.02  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR A COMPLETED INTERIM REVIEW

On May 22, 2008, the registrant was advised by Moore & Associates, Chartered, its independent certifying public accounting firm, that the registrant’s audited financial statements for the year ended December 31, 2007 should be revised to reflect a discrepancy in the stated cash balance and aggregate net loss for the period then ended.  Expenses during such period were overstated by approximately $2,554, thereby affecting cash flows and the ending cash balance as of December 31, 2008.  Such restatement will affect all of the Registrant’s financial statements for the aforesaid periods.

This matter was discussed by the Company’s Board of Directors with its independent accountant.

By reason of the above, the registrant’s financial statements for the aforesaid periods should no longer be relied upon.

The registrant has provided its independent accountant with a copy of the disclosure stated herein and has requested that the independent accountant furnish to the registrant a letter addressed to the Commission stating whether the independent accountant agrees with the statements made by the registrant herein.  A copy of the letter from the independent accountant has been filed herewith as Exhibit 20.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

20.1	Letter from Moore & Associates, Chartered

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL YEARBOOK, INC.
(Registrant)

Signature	Title	Date

/s/ Ohad David	President and CEO	May 22, 2008
Ohad David

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